                                                                    Exhibit 1.01

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                       Retail Medium-Term Notes, Series C

                         GLOBAL SELLING AGENCY AGREEMENT

                               September 22, 2003
                               New York, New York

To the Agents listed on Schedule I hereto

Ladies and Gentlemen:

      Citigroup Global Markets Holdings Inc., a New York corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $5,000,000,000 aggregate principal amount of its Retail Medium-Term Notes, Series C in registered form (the "Notes"). It is understood that the Company may from time to time authorize the issuance and sale of additional amounts of the Notes and that such Notes may be issued and sold pursuant to the terms of this Agreement, all as though the issuance and sale of such Notes were authorized by the Company as of the date hereof.

      The Notes will be issued under an indenture (the "Senior Debt Indenture") dated as of December 1, 1988, as amended from time to time, between the Company and Bank One Trust Company, N.A., as successor trustee (the "Trustee"). Unless otherwise specifically provided for and set forth in a supplement to the Prospectus referred to below, the Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000 and will be issued only in fully registered form, and the Notes will have the interest rates, maturities, redemption provisions and other terms set forth in the applicable Pricing Supplement (as defined herein).

      The Notes will be issued, and the terms thereof established, in accordance with the Senior Debt Indenture and the Retail Medium-Term Notes, Series C Administrative Procedures attached hereto as Exhibit A (the "Administrative Procedures") (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Administrative Procedures with respect to the Notes issued pursuant to such Terms Agreement). The Administrative Procedures may only be amended by written agreement of the Company and Citigroup Global Markets Inc., as purchasing agent (the "Purchasing Agent"), on behalf of the Agents, after notice to, and with the approval of, the Trustee.

      For purposes of this Agreement, the term "Agent" shall refer to any one of you and to any additional agents appointed as a party to this Agreement pursuant to Section 2(d) hereof; and the term "you" shall refer to you and any other Agent collectively. In acting under this Agreement, each of you is acting individually and not jointly.

      1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of you as set forth below in this Section 1.

      (a) Registration Statements (File Nos. 333-55650 and 333-106272) in respect of $10,332,545,345 aggregate principal amount of securities of the Company, including the Notes, have been filed with the Securities and Exchange Commission (the "Commission"); such registration statements and any post-effective amendment thereto, each in the forms heretofore delivered or to be delivered to each of you, excluding exhibits to such registration statements but including all documents incorporated by reference therein, have been declared effective by the Commission in such forms; no other document with respect to such registration statements (other than a document incorporated by reference therein) has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of either registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission (any preliminary prospectus included in the Second Registration Statement (as defined herein) or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"); the various parts of each registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding the Statements of Eligibility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pertaining to the Indenture (the "Forms T-1"), each as amended at the time such part became effective, being hereinafter collectively called (i) in the case of Registration Statement No. 333-55650, the "First Registration Statement" and (ii) in the case of Registration Statement No. 333-106272, the "Second Registration Statement"; the First Registration Statement and the Second Registration Statement being hereinafter called the "Registration Statements"; the form of basic prospectus relating to the offering and sale of Debt Securities and Index Warrants included in the Second Registration Statement, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement being hereinafter from time to time called the "Basic Prospectus"; the supplement to the Prospectus relating to the Notes and the plan of distribution thereof being hereinafter called the "Prospectus Supplement"; and the Basic Prospectus (and the Prospectus Supplement) being hereinafter called the "Prospectus". Any reference herein to the Prospectus, a Preliminary Prospectus or any Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Prospectus, Preliminary Prospectus or Prospectus Supplement, as the case may be; any reference to any amendment or supplement to any Prospectus, Preliminary Prospectus or Prospectus Supplement, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Prospectus, Preliminary Prospectus or Prospectus Supplement, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Prospectus or Prospectus Supplement, as the case may be; any reference to any amendment to either Registration Statement shall be deemed to include any report of the Company filed pursuant to the Exchange Act after the effective date of such Registration Statement that is incorporated by reference in such Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented in relation to the Notes sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act, including any documents incorporated by reference therein as of the date of such filing);

      (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

      (c) Each Registration Statement and the Prospectus, and any amendment thereof or supplement thereto, and the Indenture, conform or will conform in all material respects with the applicable requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder;

      (d) The First Registration Statement as of its effective date did not, and the Second Registration Statement, as amended as of any time, did not and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and the Prospectus, as amended and supplemented as of any such time, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Second Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon, and in conformity with, information furnished in writing to the Company by or on behalf of any Agent specifically for use in the Second Registration Statement and the Prospectus or any amendment thereof or supplement thereto;

      (e) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms and entitled to the benefits of the Indenture (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law); the Indenture has been duly authorized by the Company and qualified under the Trust Indenture Act; and the Indenture conforms to the descriptions thereof in the Prospectus as amended or supplemented to relate to such issuance of Notes;

      (f) Since the date of the most recent financial statements included in the Prospectus, as amended or supplemented, there has not been any material adverse change in the consolidated financial condition or results of operations of the Company and its subsidiaries, taken as a whole, which is not disclosed in the Prospectus, as amended or supplemented.

      2. Appointment of Agents. Subject to the terms and conditions stated herein, the Company hereby (i) appoints and authorizes the Agents to act as its agents to solicit offers for the purchase of all or part of the Notes from the Company in accordance with the terms hereof and (ii) agrees that whenever the Company determines from time to time to sell Notes pursuant to this Agreement, it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(b) hereof between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or other dealers (the "Selected Dealers"), each of whom will purchase as principal.

      (a) Solicitations of Offers to Purchase Notes. Following the Commencement Date (referred to below), the Company shall notify the Purchasing Agent from time to time as to the commencement of a period during which the Notes may be offered and sold by the Agents (each period, commencing with such a notification and ending at such time as the authorization for offers and sales through the Agents shall have been suspended by the Company or the Agents as provided hereunder, being herein referred to as an "Offering Period"). The initial Offering Period shall begin on September 22, 2003 (the "Commencement Date"). On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees to use its reasonable best efforts to solicit offers to purchase Notes from the Company upon the terms and conditions set forth in the applicable Prospectus (and any supplement thereto) and in the Administrative Procedures. The Purchasing Agent shall communicate to the Company, orally or in writing, each reasonable offer or indication of interest to purchase Notes received by the Agents. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes, no Agent assumes any obligation toward or relationship of agency or trust with any purchaser of the Notes (other than any such obligation or relationship which the Agent assumes independently of this Agreement). Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. Except as provided in Section 2(b) and Section 2(c) below, under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any of you may purchase Notes as principal pursuant to Section 2(b) and Section 2(c) below, as applicable.

      The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

      Subject to the provisions of this Section 2 and to the Administrative Procedures, as applicable, offers for the purchase of Notes may be solicited by an Agent at such time and in such amounts as such Agent shall deem advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement is in effect the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent.

      If the Company defaults in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

      (b) Purchases of Notes. Subject to the terms and conditions stated herein, each sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement between the Company and the Purchasing Agent which will provide for the sale of such Notes to, and the purchase of and reoffering thereof by, the Purchasing Agent, as principal. Each such supplemental agreement (which may be either an oral or written agreement) is herein referred to as a "Terms Agreement". Each Terms Agreement shall describe the Notes to be purchased by the Purchasing Agent pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, whether the Notes provide for a Survivor's Option, such other terms of the Notes as are applicable, the Settlement Date for the purchase of such Notes, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants as described in Section 5(b). A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchasing Agent's commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

      Each date of delivery of and payment for Notes to be purchased by the Purchasing Agent is referred to herein as a "Settlement Date". Delivery of the Notes sold to the Purchasing Agent pursuant to a Terms Agreement shall be made not later than the Settlement Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Administrative Procedures, as applicable, unless otherwise agreed to between the Company and the Purchasing Agent in such Terms Agreement.

      The Company agrees to pay the Purchasing Agent a commission on the Settlement Date with respect to each sale of Notes by the Company as a result of solicitations made by the Agents, in an amount equal to that percentage specified in Schedule II hereto of the aggregate principal amount of the Notes sold by the Company; provided, however, that the Company and the Purchasing Agent may agree to a commission greater than or less than the percentages specified in Schedule II hereto; and provided further that in no case shall the commission exceed 8% of the initial offering proceeds. Such commission shall be payable as specified in the Administrative Procedures, and the actual aggregate commission with respect to each sale of Notes will be set forth in the relevant Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned commission in such proportions as they may agree.

      Unless otherwise agreed to between the Company and the Purchasing Agent in a Terms Agreement, any Note sold to the Purchasing Agent (i) shall be purchased by the Purchasing Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the applicable commission and (ii) may be resold by the Purchasing Agent to other Agents or Selected Dealers, each of whom will purchase as principal for resale to the public at a fixed public offering price which shall be set forth in the applicable Terms Agreement and Pricing Supplement. In connection with any resale of Notes purchased, without the consent of the Company or unless otherwise set forth in the applicable Terms Agreement, the Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer or reallow any portion of the commission paid to such Agent.

      (c) Unless otherwise agreed to by the Purchasing Agent, each Agent shall purchase from the Purchasing Agent as principal for resale to the public such aggregate principal amount of Notes with respect to which it has communicated offers to purchase to the Purchasing Agent (the "Commitment Amount"). The agreement of each Agent to purchase Notes from the Purchasing Agent shall be deemed to be made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Agent agrees to deliver to the Purchasing Agent on the Settlement Date (or on such later date as may be specified by the Purchasing Agent) and at the place specified by the Purchasing Agent immediately available funds, payable to the order of the Purchasing Agent, for (i) an amount equal to the Offering Price, less the applicable commission in respect of such Agent's Commitment Amount or (ii) such other amount as the Purchasing Agent shall advise such Agent. The Purchasing Agent will make payment to the Company against delivery to the Purchasing Agent for each Agent's account of the Notes to be purchased by each Agent, and the Purchasing Agent will deliver to each Agent the Notes paid for by such Agent. If the Purchasing Agent has determined that transactions in the Notes are to be settled through the facilities of DTC or another clearinghouse facility, payment for and delivery of Notes purchased by each Agent shall be made through such facilities, if such Agent is a member, or, if such Agent is not a member, settlement shall be made through such Agent's ordinary correspondent who is a member.

      (d) Additional Agents. Notwithstanding paragraphs 2(a), 2(b) or 2(c) above, the Company may from time to time appoint one or more additional financial institutions experienced in the distribution of securities as an Agent under this Agreement, for the duration of this Agreement (subject to Section 7 hereof) or on an issue by issue basis, pursuant to a letter (an "Agent Accession Confirmation") substantially in the form of Exhibit C to this Agreement; provided that any such additional party shall have first requested appointment as such upon the terms and conditions of this Agreement in writing to the Company pursuant to a letter (an "Agent Accession Letter") substantially in the form of Exhibit D to this Agreement whereupon it shall, subject to the terms and conditions of this Agreement, the Agent Accession Letter and the Agent Accession Confirmation, become a party to this Agreement as an Agent, vested with all the authority, rights and powers and subject to all the duties and obligations of an Agent as if originally named as an Agent hereunder. The Company shall promptly notify the Trustee and the other Agents of any such appointment, but only in the event that any such additional Agent is appointed for the duration of this Agreement.

      (e) Each Agent acknowledges and agrees, with respect to communications in accordance with the Administrative Procedures via https://newissue.i-deal.com, or such other website as may be from time to time maintained for use in connection with the Notes (the "Notes Website"), (i) that it is responsible for maintaining the confidentiality of the log-on and password it uses to access the Notes Website, (ii) that it is fully responsible for all activities that occur using its log-on and password, (iii) to notify the Company and the Purchasing Agent immediately of any unauthorized use of its log-on or password or any other breach of security and (iv) that it will not use the log-on or password of any other person at any time.

      (f) Each Agent represents that it is a broker-dealer registered under the Exchange Act.

      3. Offering and Sale of Notes. The Purchasing Agent, the other Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Administrative Procedures, as the case may be.

      4. Agreements. (A) The Company agrees with each of you that:

      (a) At any time during an Offering Period or during the time a prospectus relating to the Notes is required to be delivered under the Act, prior to amending or supplementing either Registration Statement or the Prospectus, the Company will furnish the Purchasing Agent and Cleary, Gottlieb, Steen & Hamilton, counsel to the Agents, with a copy of each proposed amendment or supplement (other than an amendment or supplement to be made pursuant to incorporation by reference of a document filed under the Exchange Act, or a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes). The Company will promptly cause the Prospectus together with each amendment thereof or supplement thereto to be mailed or otherwise transmitted to the Commission for filing pursuant to Rule 424(b) by an appropriate method or will promptly cause the Prospectus together with each amendment thereof or supplement thereto to be filed with the Commission pursuant to said Rule. If the Prospectus is amended or supplemented (other than by a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes), each Agent shall be furnished with such information relating to such filing as it may reasonably request, and no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied that such amendment or supplement complies in all material respects with the provisions of the Act and the Exchange Act. At any time during an Offering Period or during the time a prospectus relating to the Notes is required to be delivered under the Act, the Company will promptly advise each Agent of (i) the filing of any amendment or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of securities other than the Notes),
(ii) the filing or effectiveness of any amendment to either Registration Statement, (iii) the receipt by the Company of comments from the Commission relating to or requests by the Commission for any amendment of either Registration Statement or any amendment of or supplement to the Prospectus or for any additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. Upon any Agent's request, the Company will within a reasonable time inform such Agent of the aggregate principal amount of Notes registered under the Registration Statements that remain unissued.

      (b) Within the time during which a prospectus relating to the Notes is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the rules and regulations of the Commission thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if, in the opinion of the Company, during such period it is necessary to amend or supplement the Second Registration Statement or the Prospectus to comply with the Act, the Company will promptly notify each Agent to suspend the solicitation of offers to purchase the Notes and to cease sales of any Notes and, to the extent required under the provision in the last sentence of this subsection (b), the Company will promptly amend or supplement such Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. If such amendment or supplement, and any documents, certificates, opinions and letters furnished to the Agents pursuant to subsections (j), (k) and (1) of this Section 4(A) in connection with the preparation and filing of such amendment or supplement, are reasonably satisfactory in all respects to the Purchasing Agent, in its sole discretion, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to such Registration Statement, the Agents will resume solicitation of offers to purchase Notes hereunder. Notwithstanding the foregoing, the Company shall not be required to comply with the provisions of subsection (b) of this Section 4(A) during any period from the time any Agent shall have been notified to suspend the solicitation of offers to purchase the Notes in its capacity as Agent (whether under this subparagraph (b) or otherwise under this Agreement) to the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed; provided that if any Agent holds any Notes purchased as principal pursuant to a Terms Agreement or from the Purchasing Agent, the Company shall comply with the provisions of subsection (b) of this Section 4(B) during the period when a Prospectus is required to be delivered pursuant to the Act.

      (c) The Company will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Company's reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, of the Company's proxy statements pursuant to Section 14 of the Exchange Act.

      (d) The Company will use its best efforts to qualify the Notes for sale under the securities laws of such jurisdictions as any Agent reasonably designates, to maintain such qualifications in effect so long as required for the distribution of the Notes, except that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

      (e) The Company will furnish to each Agent copies of the Registration Statements and the Prospectus (including all documents incorporated by reference therein), and all amendments of and supplements to the Registration Statements or the Prospectus which are filed with the Commission during the period in which a prospectus relating to the Notes is required to be delivered under the Act (including all documents filed by an amendment or supplement with the Commission during such period which are deemed to be incorporated by reference therein), in each case in such quantities as such Agent may from time to time reasonably request.

      (f) So long as any of the Notes are outstanding, the Company agrees to furnish to each Agent, upon its reasonable request, as soon as available, all reports and financial statements filed by or on behalf of the Company with the Commission or any national securities exchange.

      (g) The Company will make generally available to its security holders and to each Agent as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which any amendment of or supplement to the Prospectus (other than a Pricing Supplement or an amendment or supplement relating solely to an offering of debt securities other than the Notes) is filed pursuant to Rule 424 under the Act, which shall satisfy the provisions of Section 11(a) of the Act.

      (h) The Company shall, whether or not any sale of Notes is consummated or this Agreement is terminated, pay all expenses incident to the performance of its obligations under this Agreement and under any Terms Agreement, including, without limitation, the fees and disbursements of its accountants and counsel, the cost of printing (or other production) and delivery of the Registration Statements and the Prospectus, all amendments thereof and supplements thereto, the Indenture, and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements (including reasonable fees of counsel) incurred in connection with the qualification of the Notes for sale and determination of eligibility for investment of the Notes under the securities or Blue Sky laws of such jurisdictions as any Agent may designate, the fees and disbursements of the Trustee, the fees of any agency that rates the Notes, the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc. and the reasonable fees and disbursements of Cleary, Gottlieb, Steen & Hamilton, as counsel for the Agents, or other counsel reasonably satisfactory to the Purchasing Agent and the Company, and such other expenses, including, without limitation, advertising expenses as may be agreed upon by the Purchasing Agent and the Company; provided, however, that with respect to any purchase of Notes by the Purchasing Agent pursuant to a Terms Agreement, the fees and disbursements of Cleary, Gottlieb, Steen & Hamilton or other counsel to the Agents shall not be paid by the Company.

      (i) During the term of this Agreement, the Company shall furnish to each Agent such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statements, the Prospectus, any amendments thereof or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as any Agent may from time to time reasonably request and shall promptly notify each Agent orally, followed by written notice of any downgrading, or of its receipt of any notice of any intended downgrading, in the rating accorded any of the Company's securities by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services or, if one of them no longer rates the securities of the Company, another "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g) (2) under the Act.

      (j) Each time either Registration Statement or the Prospectus is amended or supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Purchasing Agent reasonably deems immaterial), the Company will deliver or cause to be delivered forthwith to the Agents a certificate of the Company signed by the Chairman of the Board, any Vice Chairman or any Vice President and by the principal financial officer, the principal accounting officer or the Treasurer of the Company (or another officer or officers acceptable to the Purchasing Agent), dated the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Purchasing Agent, to the effect that the statements contained in the certificate referred to in Section 5(b) (iii) that was last furnished to the Agents (either pursuant to Section 5(b) (iii) or pursuant to this Section 4(A)(j)) are true and correct at the time of the effectiveness of such amendment or the time of filing of such supplement or document, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statements, as amended at the time of effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
Section 5(b) (iii) but modified, if necessary, to relate to the Registration Statements, as amended at the time of the effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such certificate.

      (k) Each time either Registration Statement or the Prospectus is amended or supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Purchasing Agent reasonably deems immaterial), the Company shall furnish to or cause to be furnished forthwith to the Agents the written opinion of the General Counsel or a Deputy General Counsel of the Company or other counsel reasonably satisfactory to the Purchasing Agent dated the date of the effectiveness of such amendment or the date of filing with the Commission of such supplement or document, as the case may be, in form reasonably satisfactory to the Purchasing Agent, to the effect set forth in Exhibit F hereto. In lieu of such opinion, counsel last furnishing such an opinion to the Agents may furnish to the Agents a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter and authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statements, as amended at the time of the effectiveness of such amendment, and to the Prospectus, as amended and supplemented at the date of such letter).

      (l) Each time that either Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information supplemented (other than by filing with the Commission: (i) a Pricing Supplement, (ii) an amendment or supplement relating solely to an offering of securities other than the Notes, (iii) a Current Report on Form 8-K (or any successor item thereto), or (iv) any other amendment or supplement that the Purchasing Agent reasonably deems immaterial), the Company shall cause each of KPMG LLP and PricewaterhouseCoopers LLP, its independent certified public accountants, forthwith to furnish the Agents a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement or document, as the case may be, in form satisfactory to the Purchasing Agent, of the same tenor as the letter of such independent public accountants referred to in Section 5(b)(iv) hereof but modified to relate to the Registration Statements and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if either Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information with respect to a fiscal quarter, each of KPMG LLP and PricewaterhouseCoopers LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement; and provided further that if either the Registration Statement or the Prospectus is amended or supplemented at any time after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, no such letter from PricewaterhouseCoopers LLP shall be required to be furnished.

      (m) Each acceptance by the Company of an offer for the purchase of Notes and each sale of Notes to the Purchasing Agent shall be deemed to be an affirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct in all material respects at the time of such acceptance or sale, as the case may be, as though made at and as of such time, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery to the Purchasing Agent of the Notes relating to such acceptance, as the case may be, as though made at and as of such time (and it is understood that such representations and warranties shall relate to the Registration Statements and the Prospectus as amended and supplemented to each such time).

      (n) Anything to the contrary in this Section 4 notwithstanding, if, at the time of any required notice, amendment or supplement to the Registration Statement or the Prospectus, the Company shall have instructed the Agents to suspend solicitation of offers to purchase the Notes and no Agent then holds any Notes acquired by it as principal pursuant to a Terms Agreement or from the Purchasing Agent, the Company shall not be obligated to furnish or cause to be furnished any notice, certificate, opinion or letter otherwise required until such time as it shall determine that solicitation of offers to purchase the Notes should be resumed; and provided, further that, prior to resuming such solicitation the Agents shall be entitled to receive any such notices, certificates, opinions or letters not previously furnished, accurate as of the date of such notice, certificate, opinion or letter.

      5. Conditions to the Obligations of the Agents. The obligations of each Agent under the terms of this Agreement will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of any Agent's obligations to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of any Agent's obligation to purchase Notes, at the time the Company accepts the offer from the Purchasing Agent to purchase such Notes and at the time of purchase by the Purchasing Agent) and (in each case) to the following additional conditions precedent when and as specified:

      (a) On the corresponding Settlement Date:

            (i) There shall not have occurred any change in or affecting particularly the business or properties of the Company and its affiliates from that set forth in the Second Registration Statement, as amended or supplemented, that, in such Agent's judgment, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus except as disclosed to the Agents in writing by the Company before the Company accepted the Purchasing Agents' offer to purchase such Notes.

            (ii) There shall not have occurred any (x) suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange (whether U.S. or foreign) or in the over-the-counter market, (y) declaration of a general moratorium on commercial banking activities in New York by either federal or New York state authorities or exchange controls shall have been imposed by the United States or (z) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency that, in the Agent's judgment, is material and adverse and, in the case of any of the events described in clauses (x) through (z) above, such event makes it, in such Agent's judgment, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented, except for any such event occurring before the Company accepted the offer of the Purchasing Agent to purchase such Notes.

            (iii) There shall not have been any downgrading, nor any notice given of any intended downgrading, in the rating accorded any of the Company's securities by Moody's Investor Service or Standard & Poor's Ratings Services or, if one of them no longer rates the securities of the Company, another "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g) (2) under the Act, except as disclosed to the Agents in writing by the Company before the Company accepted the Purchasing Agent's offer to purchase such Notes.

      (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date:

            (i) The Company shall have furnished to the Agents the opinion of the General Counsel or a Deputy General Counsel of the Company (or other counsel for the

      Company reasonably acceptable to the Agents) on the Commencement Date, and, on the Settlement Date will furnish the opinion of the General Counsel or a Deputy General Counsel of the Company (or other counsel for the Company reasonably acceptable to the Agents) and, if called for by a Terms Agreement, the opinion of other counsel, dated the Commencement Date or the Settlement Date, as the case may be, to the effect set forth in Exhibit F hereto.

            (ii) The Agents shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Agents (or other counsel reasonably acceptable to the Purchasing Agent and the Company), an opinion dated the Commencement Date or the Settlement Date, as the case may be, to the effect set forth in Exhibit G hereto.

            (iii) The Company shall have furnished to the Agents a certificate of the Company, signed by the Chairman of the Board, any Vice Chairman, the Treasurer or any Vice President and by the principal financial officer, the Controller or the principal accounting officer of the Company (or another officer or officers acceptable to the Agents), dated the Commencement Date or the Settlement Date, as the case may be, to the effect that each signatory of such certificate has carefully examined the Registration Statement, as amended as of the date of such certificate, the Prospectus, as amended and supplemented as of the date of such certificate, and this Agreement and that:

                  (A) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied as a condition to the obligations of the Agents under this Agreement;

                  (B) no stop order suspending the effectiveness of either Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, have been threatened; and

                  (C) since the date of the most recent financial statements included in the Prospectus, as amended and supplemented, there has been no material adverse change in the consolidated financial condition or results of operations of the Company and its subsidiaries, taken as a whole, which is not disclosed in the Prospectus, as amended or supplemented.

            (iv) Each of PricewaterhouseCoopers LLP and KPMG LLP or another nationally recognized independent accounting firm shall have furnished to the Agents a letter or letters, dated the Commencement Date or the Settlement Date, as the case may be, in form and substance reasonably satisfactory to the Agents, to the effect set forth in Exhibit H and
      Exhibit I hereto; provided, however, that if any Settlement Date occurs after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, no such letter from PricewaterhouseCoopers LLP shall be required to be furnished.

            (v) The Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request.

      6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each of you against any losses, claims, damages or liabilities, joint or several, to which each of you may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in either Registration Statement when it became effective, the Second Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each of you for any legal or other expenses reasonably incurred by you in connection with investigating or defending against such loss, claim damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of you specifically for use in the preparation thereof, and (ii) such indemnity with respect to any preliminary Prospectus, the Prospectus or any preliminary supplemental prospectus, shall not inure to the benefit of any of you (or any person controlling you) if the Company shall have delivered sufficient quantities of the Prospectus, as amended and supplemented, to you within a reasonable time prior to the earlier of the delivery of the written confirmation of the sale of such Notes or the delivery of such Notes to the person asserting such loss, claim, damage, liability or action for which indemnification is sought, and the Prospectus as so amended and supplemented (excluding documents incorporated by reference) was not sent or given to such person by you at or prior to the earlier of the delivery of the written confirmation of the sale of such Notes or the delivery of such Notes to such person in any case where such sending or giving of a prospectus is required by the Act, and the untrue statement or omission of a material fact contained in such preliminary prospectus, such Prospectus or such preliminary supplemental prospectus, was corrected in the Prospectus, as so amended and supplemented, provided to you.

      (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained any part of either Registration Statement when it became effective, or the Second Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by each of you on the other from the offering of the Notes from which such losses, claims, damages or liabilities arose, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and by each of you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by each of you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes from which such losses, claims, damages or liabilities arose (before deducting expenses) received by the Company bear to the total commissions received by each of you in connection with such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by any of you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), none of you shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by the Company from which such losses, claims, damages or liabilities arose pursuant to offers solicited by you were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this subsection (d) to contribute shall be several in such proportion so that each Agent is responsible for the portion represented by the percentage that the commission received by such Agent from the offering of the Notes bear to the public offering price of such Notes, and not joint. Promptly after receipt by an indemnified party under this subsection (d) of the notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).

      (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of you within the meaning of the Act or the Exchange Act; and the obligations of each of you under this Section 6 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in a Registration Statement as about to become a director of the Company), to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

      7. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 7. This Agreement may be terminated by either the Company as to any Agent or by any Agent insofar as this Agreement relates to such Agent by giving written notice of such termination to such Agent or the Company, as the case may be. The termination of this Agreement shall not require termination of any agreement by the Purchasing Agent to purchase Notes as principal, and the termination of any such Agreement shall not require termination of this Agreement. If this Agreement is terminated, neither party shall have any liability to the other party hereto, except as provided in the first sentence of the fourth paragraph of Section 2(a), the last proviso of
Section 4(A)(b), and Sections 4(A)(g), 4(A)(h), 6, 8 and 11, and except that, if at the time of termination an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser of the Note or Notes relating thereto has not occurred, the Company's representations and warranties stated in Section 2 and its obligations under the Administrative Procedures, and in Sections 2(c), 4(A)(a), 4(A)(b), 4(A)(c), 4(A)(e), 4(A)(i),
4(A)(j), 4(A)(k), 4(A)(1), 4(A)(m), 4(A)(o), 4(A)(q), 4(A)(r) and 5 shall also remain in full force and effect and not be terminated until the delivery of such Notes.

      8. Representations and Indemnities to Survive. With respect to any Agent's solicitation of offers to purchase Notes or the Purchasing Agent's obligation to purchase Notes pursuant to any Terms Agreement or any Agent's commitment to purchase Notes from the

Purchasing Agent, the respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of any of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in
Section 6 hereof, and will survive delivery of and payment for the Notes for a period extending to the earlier of (i) three years from the corresponding Settlement Date for such Notes or (ii) the expiration of any applicable statute of limitations governing such solicitation or purchase of Notes.

      9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to an Agent, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to such Agent, at the address specified in Schedule I hereto; or, if sent to the Company, will be delivered or sent by mail or transmitted by any standard form of telecommunication and confirmed to it at Citigroup Global Markets Holdings Inc., 388 Greenwich Street, New York, New York 10013, Attention: Treasurer.

      10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof. Nothing expressed or implied in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof except to the extent provided for in Section 5 hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase. This Agreement and the rights and obligations of any of you hereunder may not be assigned without the prior written consent of the Company.

      11. Waivers, Etc. Neither any failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement (singly and collectively referred to as a "Right") shall operate as a waiver of such Right, nor shall any single or partial exercise of any Right preclude any other or further exercise of any Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of any Right with respect to any other occurrence.

      12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                          Very truly yours,


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Geoffrey S. Richards
                                              ----------------------------------
                                              Name:  Geoffrey S. Richards
                                              Title: Vice-President


The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof:


CITIGROUP GLOBAL MARKETS INC.


By:   /s/  Jack D. McSpadden, Jr.
     --------------------------------------------------------------
     Name:  Jack D. McSpadden, Jr.
     Title: Managing Director


A.G. EDWARDS & SONS, INC.


By:   /s/ Marvin D. Anderson
     --------------------------------------------------------------
     Name:  Marvin D. Anderson
     Title: Vice President

EDWARD D. JONES & CO., L.P.


By:   /s/ Phil Schwab
     --------------------------------------------------------------
     Name:  Phil Schwab
     Title: General Principal

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:   /s/ Scott G. Primrose
     --------------------------------------------------------------
     Name: Scott G. Primrose
     Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED


By:   /s/ Harold J. Hendershot III
     --------------------------------------------------------------
     Name: Harold J. Hendershot III
     Title: Executive Director


UBS FINANCIAL SERVICES INC.


By:   /s/ James LeBlanc
     --------------------------------------------------------------
     Name: James LeBlanc
     Title: Senior Vice President

UBS FINANCIAL SERVICES INC.


By: /s/ Karen Rockey
   ----------------------------------------------------------------
     Name: Karen Rockey
     Title: Senior Vice President

WACHOVIA CAPITAL MARKETS, LLC

By:   /s/ Keith Mauney
   --------------------
      Name: Keith Mauney
      Title: Managing Director

                                                                      SCHEDULE I

                            AGENT CONTACT INFORMATION

Citigroup Global Markets Inc.
388 Greenwich Street, 35th Floor
New York, NY  10013
Attention:  Cheryl Fratepietro
Telephone: (212) 816-6845
Facsimile: (212) 816-0910
E-Mail: cheryl.fratepietro@citigroup.com

A.G. Edwards & Sons, Inc.
1 North Jefferson Avenue
St. Louis, MO  63103
Attention:  Mary Ann Cribbin
Telephone: (314) 955-5000
Facsimile: (314) 955-5989
E-Mail: cribbinma@agedwards.com

Edward D. Jones & Co., L.P.
Corporate Bond Department
12555 Manchester Road
St. Louis, MO 63131
Attention: Karen Liebsch
Telephone: (314) 515-5119
Facsimile: (314) 515-3502
E-Mail: karen.liebsch@edwardjones.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, Floor 15
New York, NY  10080
Attention:  Transaction Management Group
Telephone: (212) 449-7476
Facsimile: (212) 449-2234
E-Mail: scott_primrose@ml.com

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, NY  10036
Attention:  Manager - Continuously Offered Products
Telephone: (212) 761-1872
Facsimile: (212) 761-0780
E-Mail: hal.hendershot@morganstanley.com
with a copy to:

Morgan Stanely & Co. Incorporated
1585 Broadway, 29th Floor
New York, NY  10036
Attention: Investment Banking Information Center
Telephone: (212) 761-8385
Facsimile: (212) 761-0260

UBS Financial Services Inc.
800 Harbor Blvd.
Weehawken, NJ 07086-6791
Attention: Corporate Desk
Telephone: (201)352-7150
Facsimile: (201) 352-6900
E-Mail: james.Leblanc@ubs.com

with a copy to:

UBS Financial Services Inc.
800 Harbor Blvd.
Weehawken, NJ 07086-6791
Attention: Karen Rockey
Telephone: (201)352-7796/(212)821-2632
Facsimile: (201) 617-8456
E-Mail: Karen.rockey@ubs.com

Wachovia Capital Markets, LLC
One Wachovia Center, DC-08
301 South College Street
Charlotte, NC 28288-0602
Attention: Jim Bowers
Telephone: (704) 383-7460
Facsimile: (704) 383-9165
E-Mail: james.bowers@wachovia.com

                                                                     SCHEDULE II

                             SCHEDULE OF COMMISSIONS

The following commissions are payable as a percentage of the non-discounted public offering price of each note sold through the Purchasing Agent.

Term of Note                                             Commission Rate
------------                                             ---------------
One Year                                                      0.20%
Two Years                                                     0.40%
Three Years                                                   0.60%
Five Years                                                    1.00%
Seven Years                                                   1.25%
Ten Years                                                     1.50%
Fifteen Years                                                 2.00%
Twenty Years                                                  2.50%
Twenty-five Years                                             2.50%
Thirty Years                                                  2.50%

                                                                       EXHIBIT A

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

          Retail Medium-Term Notes, Series C Administrative Procedures

                               September 22, 2003

         The Retail Medium-Term Notes, Series C (the "Notes") of Citigroup Global Markets Holdings Inc. (the "Company") are to be offered on a continuing basis. Citigroup Global Markets Inc. (the "Purchasing Agent"), A.G. Edwards & Sons, Inc., Edward D. Jones & Co., L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Financial Services Inc., Wachovia Capital Markets, LLC., each as agents (collectively, the "Agents") have agreed to solicit purchases of Notes issued in fully registered form. No Agent will be obligated to purchase Notes for its own account. The Notes are being sold pursuant to a Global Selling Agency Agreement between the Company and the agents named therein (including the Agents) dated the date hereof (the "Agency Agreement") and one or more terms agreement substantially in the form attached as Exhibit B to the Agency Agreement (each a "Terms Agreement"). The Notes have been registered with the Securities and Exchange Commission (the "Commission"). Bank One Trust Company, N.A., as successor trustee (the "Trustee"), is the trustee under the Indenture, dated as of December 1, 1988, as amended from time to time, under which the Notes will be issued (the "Indenture"). The Notes will constitute part of the senior debt of the Company and will rank equally with all other unsecured and unsubordinated debt of the Company.

         The Agency Agreement provides that whenever the Company determines from time to time to sell Notes pursuant to the Agency Agreement, it will enter into a Terms Agreement relating to such sale between the Company and the Purchasing Agent, with the Purchasing Agent purchasing such Notes as principal for resale to other Agents or dealers (the "Selected Dealers") each of whom will purchase as principal. Each Agent or participating Selected Dealer will then resell the Notes directly to its customers pursuant to a Master Selected Dealer Agreement attached as Exhibit J to the Agency Agreement.

         Unless otherwise specified in the applicable Pricing Supplement, the Notes will be issued in book-entry form (each, a "Book-Entry Note") and will be represented by a fully registered master global note certificate (the "Master Global Note"). The Master Global Note shall be in a form approved by the Issuer, the Agents, The Depository Trust Company ("DTC") and the Trustee. Prior to the issuance of any Notes, the Trustee shall authenticate the Master Global Note and the DTC Agent (as defined below) will hold it as custodian for DTC. Except under the limited circumstances described in the Indenture, beneficial owners of Book-Entry Notes will not be entitled to receive a certificate representing such Notes.

         The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agent and the Trustee are to communicate regarding orders to purchase Notes and the details of their settlement. The term "Trustee" as used in these procedures means the Trustee and any other agents appointed by the Trustee or the Company.

         Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth below, as adjusted in accordance with changes in DTC's operating requirements. Unless otherwise defined herein, terms defined in the Indenture, the Agency Agreement, the Notes or the Prospectus Supplement or the Pricing Supplement relating to the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as "Floating Rate Notes". To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC's operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC's operating requirements and the Agency Agreement shall control.

                       Administrative Procedures for Notes

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Citibank, N.A. (the "DTC Agent") will perform the custodial, document control and administrative functions described below. Citibank, N.A. will perform such functions in accordance with its respective obligations under a Bring-Down Letter of Representations from the Company and Citibank, N.A. to DTC dated as of the date hereof and a Medium-Term Note Certificate Agreement between Citibank, N.A. and DTC, dated as of October 31, 1988 and as amended to date, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement system ("SDFS").

Issuance:                  All Book-Entry Notes will be represented initially by
                           a single Master Global Note in fully registered form
                           without coupons. The Master Global Note will be dated
                           and issued as of the date of its authentication by
                           the DTC Agent. The Master Global Note will not
                           represent any Note in certificated form.

Identification Numbers:    The Company has arranged with the CUSIP Service
                           Bureau of Standard & Poor's Ratings Services (the
                           "CUSIP Service Bureau") for the reservation of a
                           series of CUSIP numbers which series consists of
                           approximately 900 CUSIP numbers and relates to the
                           Book-Entry Notes. The Company has obtained from the
                           CUSIP Service Bureau a written list of such reserved
                           CUSIP numbers. The DTC Agent will assign CUSIP
                           numbers to Book-Entry Notes as described below under
                           Settlement Procedure "B". DTC will notify the CUSIP
                           Service Bureau periodically of the CUSIP numbers that

                           the DTC Agent has assigned to Book-Entry Notes. The DTC Agent will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the DTC Agent, as needed, and to DTC.

Registration:              The Master Global Note will be registered in the name
                           of CEDE & CO., as nominee for DTC, on the securities register for the Notes (the "Securities Register") maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                 Transfers of interests in a Book-Entry Note will be
                           accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.


Consolidation and          The DTC Agent may deliver to DTC and the CUSIP
Exchanges:                 Service Bureau at any time a written notice of
                           consolidation (a copy of which shall be maintained in the records of the DTC Agent described below) specifying (i) the CUSIP numbers of two or more outstanding Book-Entry Notes that have the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes shall be consolidated, and
                           (iii) a new CUSIP number to be assigned to such consolidated Book-Entry Notes. Upon receipt of such a notice, DTC will send to its Participants (including the DTC Agent) a written reorganization notice to the effect that such consolidation will occur on such date. Prior to the specified consolidation date, the DTC Agent will deliver to the CUSIP Service Bureau a written notice setting forth such consolidation date and such new CUSIP number and stating that, as of such consolidation date, the CUSIP numbers of the Book-Entry Notes to be consolidated will no longer be valid. On the specified consolidation date, the DTC Agent will consolidate on its records such Book-Entry Notes as a single Book-Entry Note bearing the new CUSIP number and dated the last Interest Payment Date to which interest has been paid on the underlying Book-Entry
                           Notes, and the CUSIP numbers of the consolidated
                           Book-Entry Notes will, in accordance with CUSIP
                           Service Bureau procedures, be canceled and not immediately reassigned.

Maturities:                Each Note will mature on a date (the "Maturity Date")
                           nine months or more after the issue date for such
                           Note. A Floating Rate Note will mature only on an
                           Interest Payment Date for such Note.

Denominations:             The Notes will be issued in principal amounts of
                           $1,000 or any amount in excess thereof that is an
                           integral multiple of $1,000.

Notice of Redemption       The DTC Agent will give notice to DTC prior to each
Dates:                     Redemption Date (as specified in the Note) if any at
                           the time and in the manner set forth in the Letter.

Interest:                  General. Unless otherwise indicated in the applicable
                           Pricing Supplement, interest, if any, on each Note
                           will accrue from the Original Issue Date (or such
                           other date on which interest otherwise begins to
                           accrue if different than the Original Issue Date) of
                           such Note for the first interest period or the last
                           date to which interest has been paid, if any, for
                           each subsequent interest period and will be
                           calculated and paid in the manner and on the Interest
                           Payment Dates described in the Prospectus (as defined
                           in the Agency Agreement), as supplemented by the
                           applicable Pricing Supplement. Each payment of
                           interest on a Note will include interest accrued to
                           but excluding the Interest Payment Date; provided
                           that in the case of Floating Rate Notes that reset
                           daily or weekly, interest payments will include
                           interest accrued to but excluding the next preceding
                           Regular Record Date, except that at stated Maturity,
                           the interest payable will include interest accrued
                           to, but excluding, the Maturity Date.

                           The Regular Record Date with respect to any Interest
                           Payment Date for a Fixed Rate Note or a Floating Rate
                           Note shall be the date (whether or not a Business
                           Day) fifteen calendar days immediately preceding such Interest Payment Date.

                           Standard & Poor's Ratings Services will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related
                           Notes in the appropriate daily bond report published by Standard & Poor's Ratings Services.

                           Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable either monthly, quarterly, semiannually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions of the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                           Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Fixed Rate Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Fixed Rate Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Fixed Rate Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Fixed Rate Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

                           The Interest Payment Dates for a Floating Rate Note will be the dates specified in the applicable Pricing Supplement.

                           The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

Business Day:              "Business Day" means, unless otherwise specified in
                           the applicable Pricing Supplement, any weekday that is (1) not a legal holiday in New York, New York and
                           (2) not a day on which banking institutions in New
                           York, New York are authorized or required by law or regulation to be closed.

Payments of Principal      Payment of Interest Only. Promptly after each Regular
and Interest:              Record Date, the DTC Agent will deliver to the
                           Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Book-Entry Note on the following Interest
                           Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the appropriate daily bond reports published by Standard & Poor's Ratings Services. The
                           Company will pay to the DTC Agent the total amount of interest due on such Interest Payment Date (other than at Maturity), and the DTC Agent will pay such amount to DTC, at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue as a result of such delayed payment.

                           Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, the DTC Agent will deliver to the Company, DTC and the DTC Agent a written list of principal and interest to be paid on each Book-Entry Note maturing either on a Maturity Date or on a Redemption Date in the following month. The DTC Agent, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each Book-Entry Note on or about the fifth Business Day preceding the Maturity Date or Redemption Date of such Book-Entry Note. On or before such Maturity or Redemption, the Company will pay to the DTC Agent the principal amount of such Book-Entry Note, together with interest due on such Maturity Date. The DTC Agent will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry
                           Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or Redemption Date. Promptly after payment to DTC of the principal and interest due on a Maturity Date or on a Redemption Date of such Book-Entry Note, the DTC Agent will cancel such Book-Entry Note in accordance with the provisions of the Indenture and record an appropriate debit advice on the Master Global Note.

                           Manner of Payment. The total amount of any principal and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity or upon redemption shall be paid by the Company to the DTC Agent in immediately available funds no later than 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Book-Entry Notes by instructing the DTC Agent to withdraw funds from an account maintained by the Company with the

                           DTC Agent. The Company will confirm any such instructions in writing to such DTC Agent. Prior to 10:00 A.M. (New York City time) on the Maturity Date or as soon as possible thereafter, such DTC Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal
                           Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Book-Entry Note on such Maturity Date or Redemption Date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in same day funds, in accordance with existing arrangements between the DTC Agent and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective
                           Participants in whose names the Book-Entry Notes are recorded in the book-entry system maintained by DTC.
                           Neither the Company nor the DTC Agent shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

                           Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon Company    Company Notice to DTC Agent regarding Company's
Notice regarding           Exercise of Optional Redemption. At least 60 days
Company's Exercise of      prior to the date on which it intends to redeem any
Optional Redemption:       Book-Entry Note, the Company will notify the DTC
                           Agent (with a copy to the Trustee) that it is
                           exercising such option with respect to such
                           Book-Entry Note on such date.

                           DTC Agent Notice to DTC regarding Company's Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem any Book-Entry Note, the DTC Agent will, at least 30 days before the redemption date for such Book-Entry Note, hand deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company's exercise of such option with respect to such Book-Entry Note.

                           Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with the DTC Agent an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. The DTC Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Payments of Principal      DTC Agent Notice to Company of Option to be Repaid.
and Interest Upon          Upon receipt of notice of exercise of the option for
Exercise of Optional       repayment, the DTC Agent shall give notice to the
Repayment:                 Company (with a copy of such notice to the Trustee)
                           not less than 20 days prior to each Optional
                           Repayment Date of such Optional Repayment Date and of
                           the principal amount of Book-Entry Notes to be repaid
                           on such Optional Repayment Date.

                           Deposit of Repayment Price. On or prior to any Optional Repayment Date, the Company shall deposit with the DTC Agent an amount of money sufficient to pay the optional repayment price, and accrued interest thereon to such date, of all the Book-Entry
                           Notes or portions thereof which are to be repaid on such date. The DTC Agent will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate         The Company and the Purchasing Agent will discuss
Setting and Posting:       from time to time the aggregate principal amount of,
                           the issuance price of, and the interest rates to be
                           borne by, Notes that may be sold as a result of the
                           solicitation of orders by the Agents. If the Company
                           decides to set prices of, and rates borne by, any
                           Book-Entry Notes in respect of which the Agents are
                           to solicit orders to purchase (the setting of such
                           prices and rates to be referred to herein as
                           "Posting") or if the Company decides to change prices
                           or rates previously posted by it, it will promptly
                           advise the Agents of the prices and rates to be
                           posted.

                           The DTC Agent will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Company, the Trustee and the Purchasing Agent of said assignment by telephone and/or by telecopier or by other electronic transmission. The Purchasing Agent will include the assigned CUSIP number on all Posting notices communicated to the Agents and Selected Dealers.

Offering of Notes:         In the event that there is a Posting, the Purchasing
                           Agent will communicate to each of the Agents and
                           Selected Dealers the relevant terms of, including the
                           Maturities of and the interest rates to be borne by,
                           each tranche of Notes that is the subject of the
                           Posting. Thereafter, the Purchasing Agent, along with
                           the other Agents and Selected Dealers, will solicit
                           offers to purchase the Note accordingly.

Purchase of Notes by the   The Purchasing Agent will no later than 12:00 noon
Purchasing Agent:          (New York City time) on the seventh day subsequent to
                           the day on which such Posting occurs, or if such
                           seventh day is not a Business Day on the preceding
                           Business Day, or on such other Business Day and time
                           as shall be mutually agreed upon by the Company and
                           the Agents (any such day, a "Trade Day"), (i)
                           complete, execute and deliver to the Company a

                           Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance and             Unless otherwise instructed by the Company, the
Rejection of Orders:       Purchasing Agent will advise the Company promptly by
                           telephone or by other electronic transmission of all
                           orders to purchase Notes received by each Agent,
                           other than those rejected by it in whole or in part
                           in the reasonable exercise of its discretion. Unless
                           otherwise agreed by the Company and the Agents, the
                           Company has the sole right to accept orders to
                           purchase Notes and may reject any such orders in
                           whole or in part.

                           Upon receipt of a completed and executed Terms
                           Agreement from the Purchasing Agent, the Company will
                           (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing
                           Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selected
                           Dealers of the action taken by the Company.

Preparation of Pricing     If any order to purchase a Book-Entry Note is
Supplement:                accepted by or on behalf of the Company, the Company
                           will prepare a pricing supplement (substantially in
                           the form attached to the Agency Agreement as Exhibit
                           E, each a "Pricing Supplement") reflecting the terms
                           of such Book-Entry Note, will file such Pricing
                           Supplement with the Commission in accordance with the
                           applicable paragraph of Rule 424(b) under the Act,
                           will deliver such number of copies thereof to the
                           Agent as the Agent shall request and will, on the
                           Agent's behalf, file such Pricing Supplement with the
                           National Association of Securities Dealers, Inc. (the
                           "NASD"). The Company shall use its reasonable best
                           efforts to send such Pricing Supplement by email or
                           facsimile to the Purchasing Agent and the Trustee by
                           3:00 P.M. (New York City Time) on the applicable
                           Trade Date. The Purchasing Agent shall use its
                           reasonable best efforts to send such Pricing
                           Supplement and the Prospectus by email or telecopy or
                           overnight express (for delivery by the close of
                           business on the applicable Trade Date) to each Agent
                           (or Selected Dealer) which made or presented the
                           offer to purchase the applicable Note and the Trustee
                           at the following applicable address:

                           If to A.G. Edwards & Sons, Inc., to:
                           -----------------------------------
                           1 North Jefferson Avenue
                           St. Louis, MO  63103
                           Attention:  Mary Ann Cribbin

                           Telephone: (314)955-5000
                           Facsimile: (314) 955-5989
                           E-Mail: cribbinma@agedwards.com

                           If to Edward D. Jones & Co., L.P., to:
                           -------------------------------------
                           Corporate Board Department
                           12555 Manchester Road
                           St. Louis, MO 63131
                           Attention: Karen Liebsch
                           Telephone: (314) 515-5119
                           Facsimile: (314) 515-3502
                           E-Mail: karen.liebsch@edwardjones.com

                           If to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to:
                           ------------------------------------------------------------
                           Merrill Lynch & Co.
                           Merrill Lynch Production Technologies
                           4 Corporate Place
                           Piscataway, NJ  08854
                           Attention: Diane Walker
                           Telephone: (732) 878-6536
                           Facsimile: (732) 878-6481
                           E-Mail: mtnsuppl@na2.us.ml.com

                           If to Morgan Stanley & Co. Incorporated, to:
                           -------------------------------------------
                           1585 Broadway, 2nd Floor
                           New York, NY  10036
                           Attention: Medium-Term Note Trading Desk
                           Telephone: (212) 761-1322
                           Facsimile: (212) 761-8846
                           E-Mail: greg.hamwi@morganstanley.com

                           If to UBS Financial Services Inc., to:
                           -------------------------------------
                           800 Harbor Blvd.
                           Weehawken, NJ 07086-6791
                           Attention: Corporate Desk
                           Telephone: (201)352-7150
                           Facsimile: (201) 352-6900
                           E-Mail: james.leblanc@ubs.com

                           If to Wachovia Capital Markets, LLC, to:
                           ---------------------------------------
                           One Wachovia Center, DC-08
                           301 South College Street
                           Charlotte, NC 28288-0602
                           Attention: Jim Bowers

                           Telephone: (704) 383-7460
                           Facsimile: (704) 383-9165
                           E-Mail: james.bowers@wachovia.com

                           If to the Trustee, to:
                           ---------------------
                           Bank One Trust Company, N.A.
                           Corporate Trust Services
                           153 West 51st Street, 5th Floor
                           New York, NY  10019
                           Attention:  Mary Fonti
                           Telephone: (212) 373-1105
                           Facsimile: (212) 373-1383
                           E-Mail: mary_fonti@bankone.com

                           Each such Agent (or Selected Dealer), in turn, pursuant to the terms of the Agency Agreement and the Master Selected Dealer Agreement will cause to be delivered a copy of the Prospectus and the applicable
                           Pricing Supplement to each purchaser of Notes from such Agent or Selected Dealer.

                           In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to the Prospectuses prior to their use. Outdated
                           Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Suspension of              Subject to the Company's representations, warranties
Solicitation; Amendment    and covenants contained in the Agency Agreement, the
or Supplement:             Company may instruct the Agents to suspend at any
                           time, for any period of time or permanently, the
                           solicitation of orders to purchase Notes. Upon
                           receipt of such instructions, each Agent will
                           forthwith suspend solicitation until such time as the
                           Company has advised it that such solicitation may be
                           resumed.

                           In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents, the Trustee and the DTC Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing
                           Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:    A copy of the Prospectus and a Pricing Supplement
                           relating to a Note must accompany or precede the
                           earliest of any written offer of such Note,
                           confirmation of the purchase of such Note and payment
                           for such Note by its purchaser. If notice of a change
                           in the terms of the Notes is received by an Agent or
                           Selected Dealer between the time an order for a Note
                           is placed and the time written confirmation thereof
                           is sent by the Agent or Selected Dealer to a customer
                           or his agent, such confirmation shall be accompanied
                           by a Prospectus and Pricing Supplement setting forth
                           the terms in effect when the order was placed. Each
                           Agent or Selected Dealer will deliver a Prospectus
                           and Pricing Supplement as herein described with
                           respect to each Note sold by it. The Company will
                           make such delivery if such Note is sold directly by
                           the Company to a purchaser (other than an Agent or
                           Selected Dealer).

Confirmation:              For each order to purchase a Note solicited by an
                           Agent and accepted by or on behalf of the Company,
                           the Purchasing Agent will issue a confirmation, which
                           confirmation may be delivered by facsimile or other
                           electronic transmission, to each Agent or Selected
                           Dealer, with a copy to the Company, setting forth the
                           details set forth above and delivery and payment
                           instructions.

                           In addition, the Purchasing Agent, other Agent or Selected Dealer, as the case may be, will deliver to investors purchasing the Notes the Prospectus
                           (including the Pricing Supplement) in relation to such Notes prior to or simultaneously with delivery of the confirmation of sale or delivery of the Notes.

Settlement:                The receipt by the Company of immediately available
                           funds in payment for a Note and the entry by the DTC
                           Agent of an SDFS deliver order through DTC's
                           Participant Terminal System to credit such Note to
                           the account of a Participant purchasing, or acting
                           for the purchaser of such Note, shall constitute
                           "settlement" with respect to such Note, and the date
                           of such settlement, the "Settlement Date." All orders
                           accepted by the Company will be settled on the third
                           Business Day next succeeding the date of acceptance
                           pursuant to the timetable for settlement set forth
                           below, unless the Company and the Purchasing Agent
                           agree to settlement on another day which shall be no
                           earlier than the Business Day succeeding the date of
                           sale. In all cases, the Company will notify the
                           Trustee and the DTC Agent on the date issuance
                           instructions are given.

Settlement Procedures:     Unless otherwise specified in the applicable Terms
                           Agreement, Settlement Procedures with regard to each
                           Book-Entry Note sold by the Company through the
                           Agents shall be as follows:

                           A.       After the acceptance of an offer by the
                                    Company with respect

                                    to a Note, the Purchasing Agent will
                                    communicate the following details of the terms of such offer (the "Note Sale
                                    Information") to the Company by telephone
                                    (confirmed in writing) or by facsimile
                                    transmission or other electronic
                                    transmission:

                               1.   Principal amount of the purchase.

                               2.   Stated Maturity.

                               3.   In the case of a Fixed Rate Note,
                                    the interest rate and redemption
                                    and repayment provisions (if any)
                                    or, in the case of a Floating Rate
                                    Note, the Base Rate, Initial
                                    Interest Rate (if known at such
                                    time), Interest Reset Period,
                                    Interest Reset Dates, Spread and/or
                                    Spread Multiplier (if any), Minimum
                                    Interest Rate (if any), Maximum
                                    Interest Rate (if any) and
                                    redemption and repayment provisions
                                    (if any).

                               4.   Interest Payment Dates and the
                                    Interest Payment Period.

                               5.   Settlement Date and Issue Date, if
                                    different.

                               6.   Trade Date.

                               7.   Purchasing Agent's commission,
                                    determined as provided in the
                                    Agency Agreement.

                               8.   Net proceeds to the Company.

                               9.   Price to Public.

                               10.  If a Note is redeemable by the
                                    Company or repayable by the
                                    Noteholder, such of the following
                                    as are applicable:

                                    (i)      The date on and after which such
                                             Note may be redeemed/repaid (the
                                             "Redemption/ Repayment Commencement
                                             Date"),

                                    (ii)     Initial redemption/repayment price
                                             (% of par), and

                                    (iii)    Amount (% of par) that the initial
                                             redemption/repayment price shall
                                             decline (but not below par) on each
                                             anniversary of the
                                             Redemption/Repayment Commencement

                                             Date.

                               11.  Whether the Note has a Survivor's
                                    Option.

                               12.  Whether the Note is an OID Note
                                    and, if so, the total amount of
                                    OID, the yield to maturity and the
                                    initial accrual period OID.

                               13.  DTC Participant Number of the
                                    institution through which the
                                    customer will hold the beneficial
                                    interest in the Book-Entry Note.

                               14.  Any other terms necessary to
                                    describe the Book-Entry Note.

                           B. The Company will advise the DTC Agent and the Purchasing Agent by telephone (confirmed in writing at any time on the same date), written telecommunication or other electronic transmission of the information set forth in Settlement Procedure "A" above.
                                    Each such communication by the Company shall constitute a representation and warranty by the Company to the DTC Agent, the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Note will conform with the terms of the Indenture for such Note; and (iii) upon issuance of such Book-Entry Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company. The
                                    DTC Agent will then assign a CUSIP number to the Book-Entry Note and notify the Purchasing Agent and the Company by telephone (confirmed in writing at any time on the same date), written telecommunication or other electronic transmission of such CUSIP number as soon as practicable.

                           C. The DTC Agent will enter a pending deposit message through DTC's Participant Terminal
                                    System providing the following settlement information to DTC, Standard & Poor's
                                    Ratings Services, Interactive Data
                                    Corporation, the Agents and, upon request, the Trustee:

                               1.   The information set forth in
                                    Settlement Procedure "A".

                               2.   Identification as a Fixed Rate Note or a
                                    Floating Rate Note.



                               3.   The Initial Interest Payment Date
                                    for such Note, number of days by
                                    which such date succeeds the
                                    related Regular Record Date and the
                                    amount of interest payable on such
                                    Initial Interest Payment Date.

                               4.   The Interest Payment Period.

                               5.   The CUSIP number of the Book-Entry
                                    Note representing such Notes.

                               6.   The participant account numbers
                                    maintained by DTC on behalf of the
                                    Trustee and the Purchasing Agent.

                               7.   Whether such Book-Entry Note will
                                    represent any other Notes (to the
                                    extent known at such time).

                           D.       The DTC Agent will complete the Master
                                    Global Note as it relates to such Note by filing the applicable Pricing Supplement relating to such Note in the records maintained by it, which records, taken with the Master Global Note, shall evidence such Note.

                           E. DTC will credit such Note to the DTC Agent's participant account at DTC.

                           F. The DTC Agent will enter an SDFS deliver order through DTC's Participant Terminal
                                    System instructing DTC to (i) debit such Note to the DTC Agent's participant account and credit such Note to the Purchasing
                                    Agent's participant account and (ii) debit the Purchasing Agent's settlement account and credit the DTC Agent's settlement account for an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the DTC Agent to DTC that (i) the Master Global Note representing such Note has been issued and authenticated and
                                    (ii) the DTC Agent is holding such Master
                                    Global Note pursuant to the Medium Term Note
                                    Certificate Agreement between the DTC Agent and DTC.

                           G.       The Purchasing Agent will enter an SDFS
                                    deliver order through DTC's Participant
                                    Terminal System instructing DTC (i) to debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Agents with respect to such Note and (ii) to debit the settlement accounts of such Agents and credit the settlement account of the Purchasing Agent for an amount equal to the price of such Note.

                           H. Transfers of funds in accordance with SDFS deliver orders described in Settlement
                                    Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                           I. The DTC Agent will, upon receipt of funds from the Purchasing Agent in accordance with Settlement Procedure "F", credit to an account of the Company maintained at the DTC
                                    Agent funds available for immediate use in the amount transferred to the DTC Agent in accordance with Settlement Procedure "F".

                           J. Each Agent and participating Selected Dealer will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser. In all cases, the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

                           K.       Monthly, the DTC Agent will send to the
                                    Company a statement setting forth the
                                    principal amount of Registered Notes
                                    outstanding as of the date of such statement and setting forth a brief description of any sales of which the Company has advised the DTC Agent but which have not yet been settled.

Settlement Procedures      For sales by the Company of Notes solicited by the
Timetable:                 Agents and accepted by the Company for settlement,
                           Settlement Procedures "A" through "K" set forth above
                           shall be completed as soon as possible but not later
                           than the respective times (New York City time) set
                           forth below:

                        Settlement
                         Procedure                 Time
                         ---------      ---------------------------
                             A          4:00 P.M. on the trade date
                             B          5:00 P.M. on the trade date
                             C          2:00 P.M. on the day before settlement
                             D          9:00 A.M. on settlement date
                             E          10:00 A.M. on settlement date
                            F-G         2:00 P.M. on settlement date
                             H          4:45 P.M. on settlement date
                            I-J         5:00 P.M. on settlement date
                             K          Monthly or at the request of the Company


                           Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

                           If settlement of a Book-Entry Note is rescheduled or canceled, the DTC Agent, after receiving notice from the Company or the Purchasing Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:         If settlement of a Book-Entry Note is rescheduled and
                           the DTC Agent for such Note has not entered an SDFS
                           deliver order with respect to a Note pursuant to
                           Settlement Procedure "F", after receiving notice from
                           the Company or the Purchasing Agent, the DTC Agent
                           shall deliver to DTC, through DTC's Participant
                           Terminal System, as soon as practicable, a withdrawal
                           message instructing DTC to debit such Book-Entry Note
                           to such DTC Agent's participant account. DTC will
                           process the withdrawal message, provided that the DTC
                           Agent's participant account contains a principal
                           amount of Notes that are at least equal to the
                           principal amount to be debited. If a withdrawal
                           message is processed with respect to the Notes
                           represented by a Book-Entry Note, the DTC Agent will
                           mark the Pricing Supplement in its records relating
                           to such Book-Entry Note "cancelled", make appropriate
                           entries in the DTC Agent's records and record an
                           appropriate debit advice on the Master Global Note.
                           The CUSIP number assigned to such Book-Entry Note
                           shall, in accordance with CUSIP Service Bureau
                           procedures, be canceled and not immediately
                           reassigned.

                           If the purchase price for any Note is not timely paid to any relevant Participant with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participant and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures
                           "F" and "G", respectively. Thereafter, the DTC Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph.
                           If such failure shall have occurred for any reason other than a default by the relevant Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse such Agent for the loss of the use of the funds during the period when they were credited to the account of the Company. Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Notes to have been represented by a Book-Entry Note, the DTC
                           Agent will provide, in accordance with Settlement
                           Procedures "D".

Procedure for Rate         Each time after a Posting, if a decision has been
Changes:                   reached to change the interest rates of the Notes
                           subject to such Posting, the Company will promptly
                           advise the Purchasing Agent, which will in turn
                           promptly advise the other Agents; and the Agents will
                           forthwith suspend solicitation of offers to purchase
                           Notes at the prior rates. The Purchasing Agent may
                           telephone the Company with recommendations as to the
                           changed interest rates.

The DTC Agent Not          Nothing herein shall be deemed to require the DTC
to Risk Funds:             Agent to risk or expend its own funds in connection
                           with any payment to the Company, DTC, the Agents or
                           the purchasers, it being understood by all parties
                           that payments made by the DTC Agent to the Company,
                           DTC, the Agents or the purchasers shall be made only
                           to the extent that funds are provided to the DTC
                           Agent for such purpose.

Advertising Costs:         The Company shall have the sole right to approve the
                           form and substance of any advertising an Agent may
                           initiate in connection with such Agent's solicitation
                           to purchase the Notes. The expense of such
                           advertising will be solely the responsibility of such
                           Agent, unless otherwise agreed to by the Company.

                                                                       EXHIBIT B

                             FORM OF TERMS AGREEMENT

Citigroup Global Markets Holdings Inc.
388 Greenwich Street, 38th Floor
New York, NY  10013
Attention:  Treasury Capital Markets

Subject in all respects to the terms and conditions contained in the Global Selling Agency Agreement dated September 22, 2003 (the "Agency Agreement"), among Citigroup Global Markets Holdings Inc. (the "Company"), Citigroup Global Markets Inc. (the "Purchasing Agent") and the additional Agents named therein, the undersigned agrees to purchase the following aggregate principal amount of the Company's Retail Medium-Term Notes, Series C (the "Notes"):

Principal Amount:  $                                         CUSIP Number:
Purchaser:  Citigroup Global Markets Inc.                    Original Issue Date:
Interest Rate:  [ ] Fixed    %                               Stated Maturity:
                [ ] Floating (see below)
Reoffering Price:  100% of Principal Amount
Interest Payment Dates:                                      Accrue to Pay: [ ] Yes  [ ] No
Interest Reset Period or Interest Reset Dates:

Survivor's Option:  [ ] Yes  [ ] No

Base Rate: [ ] CD Rate [ ] Commercial Paper Rate [ ] Federal Funds Rate
[ ] LIBOR Telerate

[ ] LIBOR Reuters [ ] Treasury Rate [ ] Treasury Rate Constant Maturity
[ ] Prime Rate

Spread Multiplier:                                        Spread  (+/-):

Spread Reset: The Spread or Spread Multiplier may not be changed prior to Stated Maturity.

Index Maturity:

Maximum Interest Rate:                                    Minimum Interest Rate:

Optional Redemption: [ ] Yes [ ] No
         Optional Redemption Dates:
         Optional Redemption Prices:

Optional Repayment: [ ] Yes [ ] No
         Optional Repayment Dates:
         Optional Repayment Prices:

Discount Note: [ ] Yes [ ] No
         Total Amount of OID:
         Yield to Maturity:

Settlement Date, Time and Place:

Requirements for delivery, if any, of opinions of counsel, certificates from the Company or its officers or a letter from the Company's independent public accountants:

Other terms:

         The provisions of the Global Selling Agency Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

Date:



CITIGROUP GLOBAL MARKETS INC.


By:__________________________
   Name:
   Title:


Accepted:

CITIGROUP GLOBAL MARKETS HOLDINGS INC.


By:_________________________
   Name:
   Title:

                                                                       EXHIBIT C

                      FORM OF AGENT ACCESSION CONFIRMATION

[date]

To: [Name and address of new Agent]

Re: Citigroup Global Markets Holdings Inc. $5,000,000,000 Series C Medium-Term Notes Program

Ladies and Gentlemen:

We refer to the Global Selling Agency Agreement dated September 22, 2003 (which agreement, as amended from time to time, is herein referred to as the "Agency Agreement") entered into in respect of the above Series C Medium-Term Notes Program and hereby acknowledge receipt of your Agent Accession Letter to us dated [date].

In accordance with Section 2(d) of the Agency Agreement we hereby confirm that, with effect from the date hereof, you shall become a party to, and a Agent under, the Agency Agreement, vested with all the authority, rights and powers, and subject to all the duties and obligations of an Agent as if originally named as such under the Agency Agreement.

Yours faithfully,

CITIGROUP GLOBAL MARKETS HOLDINGS INC.



By:
   ____________________________________
   Name:
   Title:


cc:  DTC Agent
     Trustee
     Existing Agents

                                                                       EXHIBIT D

                         FORM OF AGENT ACCESSION LETTER

[date]

To:  Citigroup Global Markets Holdings Inc.
     388 Greenwich Street
     New York, New York 10013

Re: Citigroup Global Markets Holdings Inc. $5,000,000,000 Series C Medium-Term Notes Program

Ladies and Gentlemen:

We refer to the Global Selling Agency Agreement dated September 22, 2003, entered into in respect of the above Series C Medium-Term Note Program and made between Citigroup Global Markets Holdings Inc. (the "Company"), Citigroup Global Markets Inc. (the "Purchasing Agent") and the other Agents party thereto (which agreement, as amended from time to time, is herein referred to as the "Agency Agreement").

We confirm that we are in receipt of the documents referenced below (except to the extent we have waived delivery of such documents):

--       a copy of the Agency Agreement;

--       a copy of all documents referred to in Section 5 of the Agency
         Agreement; and

-- a letter in a form approved by ourselves from each of the legal advisers referred to in Section 5 of the Agency Agreement addressed to ourselves and giving us the full benefit of the existing legal opinions as of the date of such existing legal opinions, and have found them to our satisfaction.

For the purposes of Section 9 of the Agency Agreement our notice details are as follows: (insert name, address, telephone, telecopy, telex and attention).

In consideration of the Company appointing us as an Agent under the Agency Agreement, we hereby undertake, for the benefit of the Company and each of the other Agents, that we will perform and comply with all the duties and obligations expressed to be assumed by an Agent under or pursuant to the Agency Agreement. We also undertake to deliver to The Depository Trust Company of New York such pricing letters as it may reasonably require from us in connection with the offer and sale of the Notes.

This letter is governed by, and shall be construed in accordance with, the laws of the State of New York.

Yours faithfully,


[Name of new Agent]


By: ________________________________
    Name:
    Title:


cc:  DTC Agent
     Trustee
     Existing Agents

                                                                       EXHIBIT E

                           FORM OF PRICING SUPPLEMENT
                                (Fixed Rate Note)

Pricing Supplement No.
Pricing Supplement Dated:
Rule 424(b)(3)
File No. 333-106272

(To Prospectus Supplement Dated September 22, 2003 and Prospectus Dated June 30,
2003)

                                 $5,000,000,000
                     Citigroup Global Markets Holdings Inc.
                       Retail Medium-Term Notes, Series C
                   Due Nine Months or More From Date of Issue

Trade Date:
Original Issue Date:
Lead Agent: Citigroup Global Markets Inc.
Agents:
CUSIP:
Aggregate Principal Amount:          $
Price to Public:   %
Concession:          %
Net Proceeds to Issuer:  $

Interest Rate:    %
Interest Payment Frequency:
First Interest Payment Date:
Stated Maturity:
Calculation Agent:
Survivor's Option:  Yes/No
Product Ranking:
Form of Note:  Global/Book-Entry Only
Redemption Information:
Other Terms:

                           FORM OF PRICING SUPPLEMENT
                              (Floating Rate Note)

Pricing Supplement No.
Pricing Supplement Dated:
Rule 424(b)(3)
File No. 333-106272

(To Prospectus Supplement Dated September 22, 2003 and Prospectus Dated June 30,
2003)

                                 $5,000,000,000
                     Citigroup Global Markets Holdings Inc.
                       Retail Medium-Term Notes, Series C
                   Due Nine Months or More From Date of Issue

Trade Date:
Original Issue Date:
Lead Agent: Citigroup Global Markets Inc.
Agents:
CUSIP:
Aggregate Principal Amount:           %
Price to Public:    %
Concession:    $
Net Proceeds to Issuer:   $
Stated Maturity:
Authorized Denominations (if other than as set forth in the Prospectus Supplement):
Form of Note: Global/Book-Entry Only

Interest Payment Dates:
First Interest Payment Date:
Accrue to Pay: Yes/No
Initial Interest Rate:
Base Rate:
Calculation Agent:
Computation of Interest (if other than as set forth in the Prospectus
Supplement):
Interest Rest Dates:
Rate Determination Dates (if other than as set forth in the Prospectus Supplement):
Index Maturity:
Spread:
Spread Multiplier:
Maximum Interest Rate:
Minimum Interest Rate:

Survivor's Option: Yes/No

Product Ranking:
Optional Redemption: Yes/No
         Optional Redemption Dates:
         Redemption Prices:
         Redemption:

Optional Repayment: Yes/No
         Optional Repayment Dates:
         Optional Repayment Prices:

Discount Note: Yes/No
         Total Amount of OID:
         Bond Yield to Call:
         Bond Yield to Maturity:
         Yield to Maturity:

Other Terms:

                                                                  EXHIBITS F - I

               FORMS OF OPINIONS, CERTIFICATES AND COMFORT LETTERS

                                                                       EXHIBIT J

                        MASTER SELECTED DEALER AGREEMENT